Exhibit 99.1

COMMUNITY HEALTH SYSTEMS BOARD OF DIRECTORS APPROVES COMPLETION OF THE SPIN-OFF OF QUORUM HEALTH CORPORATION

FRANKLIN, Tenn. (April 1, 2016) – Community Health Systems, Inc. (NYSE: CYH) (“CHS”) today announced that its board of directors has approved the distribution to its stockholders of 100% of the common stock of a new, independent publicly traded company, Quorum Health Corporation (“QHC”). If the spin-off proceeds as anticipated, each CHS stockholder of record as of April 22, 2016, the record date for the distribution, will receive on April 29, 2016, the distribution date, one share of QHC common stock for every four shares of CHS common stock held as of the record date. No fractional shares of QHC common stock will be issued in connection with the distribution.

The spin-off is expected to become effective on April 29, 2016. Following the spin-off, QHC will own or lease a portfolio of 38 hospitals with an aggregate of 3,582 licensed beds. The hospitals are geographically diversified across 16 states, primarily located in cities or counties having populations of 50,000 or less. QHC will also operate Quorum Health Resources, LLC, a leading hospital management advisory and consulting services business.

CHS will remain one of the largest publicly traded hospital companies in the United States and a leading operator of general acute care hospitals in communities across the country. Immediately following the completion of the spin-off, CHS’ stockholders will own all of the outstanding shares of common stock of QHC.

Beginning on or about April 20, 2016, and continuing up to and through the distribution date, it is expected that there will be two markets in CHS common stock. Shares that trade in the “regular way” market will be entitled to shares of QHC common stock distributed pursuant to the distribution; shares that trade in the “ex-distribution” market will trade without an entitlement to shares of QHC common stock distributed pursuant to the distribution. Shares of CHS in the “ex-distribution” market will trade under the symbol “CYH WI.”

QHC anticipates that “when-issued” trading will begin on or about April 20, 2016, and will continue up to and through the distribution date. Shares of QHC in the “when-issued” market will trade under the symbol “QHC WI.” “Regular-way” trading in QHC’s common stock is expected to begin on May 2, 2016, the first trading day following the completion of the spin-off (although this date may change if certain conditions are not satisfied by that date, as described in QHC’s information statement filed as an exhibit to the Registration Statement on Form 10 filed with the Securities and Exchange Commission).

No action or payment is required by CHS stockholders to receive the shares of QHC common stock in the distribution. CHS expects to make available the information statement to all stockholders entitled to receive the distribution of shares of QHC common stock. The information statement is an exhibit to QHC’s Registration Statement on Form 10 that describes QHC, including the risks of owning QHC common stock, and other details regarding the spin-off.

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CYH Board of Directors Approves Completion of the Spin-Off of Quorum Health Corporation

April 1, 2016

For U.S. federal income tax purposes, CHS stockholders generally will not recognize any taxable income, gain or loss as a result of the spin-off, except with respect to any cash received in lieu of fractional shares. CHS stockholders are urged to consult with their tax advisors with respect to the U.S. federal, state and local or foreign tax consequences, as applicable, of the spin-off of QHC.

The separation and distribution remain subject to certain conditions, including, among others, the consummation of the financing transactions described in the information statement prior to the distribution and the effectiveness of the Form 10.

Advisors

Credit Suisse and UBS Securities LLC are serving as financial advisors and Bass, Berry & Sims PLC and Bradley Arant Boult Cummings LLP are serving as legal advisors in connection with the separation and distribution of QHC.

About Community Health Systems, Inc.

Community Health Systems, Inc. is one of the largest publicly traded hospital companies in the United States and a leading operator of general acute care hospitals in communities across the country. Through its subsidiaries, CHS currently owns, leases or operates 198 affiliated hospitals in 29 states with an aggregate of approximately 30,000 licensed beds.

CHS’ headquarters are located in Franklin, Tennessee, a suburb south of Nashville. Shares in CHS are traded on the New York Stock Exchange under the symbol “CYH.” More information about CHS can be found on its website at www.chs.net.

About Quorum Health Corporation

Quorum Health Corporation will be an operator and manager of general acute care hospitals and outpatient services in the United States. QHC will own or lease a diversified portfolio of 38 hospitals with an aggregate of 3,582 licensed beds. The hospitals are geographically diversified across 16 states, primarily located in cities or counties having populations of 50,000 or less. QHC will also operate Quorum Health Resources, LLC, a leading hospital management advisory and consulting services business.

Forward-Looking Statements

Certain statements contained in this communication may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, statements regarding the expected timing of the completion of the spin-off transaction, the benefits of the spin-off transaction to either CHS or QHC, the general tax-free treatment of the spin-off transaction, the market position of the business to be spun off and transactions and other events and other statements that are not historical facts. Such statements are based on the views and assumptions of the management of CHS and are subject to significant risks and uncertainties. There can be no assurance that the proposed transaction or other future events will occur as anticipated, if at all, or that actual results will be as expected. Actual future events or results may differ materially from these statements. Such differences may result from a number of factors, including but not limited to: the timing and completion of the proposed transaction; a failure to obtain necessary regulatory approvals; a failure to obtain assurances of anticipated tax treatment; a deterioration in the business or prospects of CHS or QHC; adverse developments in CHS’ or QHC’s markets; adverse developments in the U.S. or global capital markets, credit markets or economies

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CYH Board of Directors Approves Completion of the Spin-Off of Quorum Health Corporation

April 1, 2016

generally; risks associated with QHC’s substantial indebtedness, leverage and debt service obligations; QHC’s ability to successfully make acquisitions or complete divestitures; QHC’s ability to successfully integrate any acquired hospitals; to recognize expected synergies from acquisitions or improve cash flows from intended divestitures; and changes in regulatory, social and political conditions. Additional risks and factors that may affect results are set forth in CHS’ and QHC’s filings with the Securities and Exchange Commission, including CHS’ most recent Annual Report on Form 10-K, current reports on Form 8-K and quarterly reports on Form 10-Q and QHC’s Registration Statement on Form 10, as amended. The forward-looking statements speak only as of the date of this communication. Neither CHS nor QHC undertakes any obligation to update these statements.

Contacts:	Community Health Systems, Inc.
	Investors:	W. Larry Cash
President of Financial Services and Chief Financial Officer
(615) 465-7000
	Media:	Tomi Galin
Senior Vice President, Corporate Communications,
Marketing and Public Affairs
(615) 628-6607

Quorum Health Corporation
	Investors:	Michael J. Culotta
Executive Vice President and Chief Financial Officer
(615) 465-7000

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